As filed with the Securities and Exchange Commission on October 7, 2004

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DANIELSON HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-6021257 (I.R.S. Employer Identification No.)

40 Lane Road
Fairfield, New Jersey 07004

(973) 882-9000

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Danielson Holding Corporation Equity Award Plan for Employees and Officers

Danielson Holding Corporation Equity Award Plan for Directors
(Full title of the plans)

Anthony J. Orlando
President and Chief Executive Officer
Danielson Holding Corporation
40 Lane Road
Fairfield, New Jersey 07004

(Name and address of agent for service)

(973) 882-9000
(Telephone number, including area code, of agent for service)

with copies to:

Timothy J. Simpson, Esq.
Senior Vice President,
General Counsel and Secretary
Danielson Holding Corporation
40 Lane Road
Fairfield, New Jersey 07004
(973) 882-9000

David S. Stone, Esq.
Neal, Gerber & Eisenberg LLP
Two North LaSalle Street
Chicago, Illinois 60602
(312) 269-8000

CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	maximum
		maximum	aggregate
Title of securities	Amount to be	offering price	offering price	Amount of
to be registered	registered (1)(2)	per share (3)	(3)	registration fee
Common Stock (par value $.10 per share)	4,400,000	$6.10	$26,840,000	$3,400.63

(1)	The shares registered under this Form S-8 consist of 4,000,000 shares of our common stock pursuant to the Danielson Holding Corporation Equity Award Plan for Employees and Officers, and 400,000 share of our common stock pursuant to the Danielson Holding Corporation Equity Award Plan for Directors.

(2)	Pursuant to Rule 416 of the Securities Act of 1933, also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933 and based on the average of the high and low prices of a share of Common Stock as reported on the American Stock Exchange on September 30, 2004.

PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interest of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
Equity Award Plan for Employees and Officers
Equity Award Plan for Directors
Opinion of Neal, Gerber & Eisenberg LLP
Consent of Ernst & Young LLP
Consent of Ernst & Young LLP
Consent of Deloitte & Touche LLP
Consent of Independent Auditors
Consent of Independent Auditors
Consent of Independent Auditors

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by Danielson Holding Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference and are made a part hereof:

     (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004, as amended by our Annual Report on Form 10-K/A, filed on May 18, 2004.

     (b) Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 9, 2004.

     (c) Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed on May 7, 2004, as amended by our Quarterly Report on Form 10-Q/A, filed on May 18, 2004.

     (d) Current Reports on Form 8-K filed on March 11, 2004, as amended by our Current Reports on Form 8-K/A filed on May 11, 2004 and May 18, 2004, and our Current Reports on Form 8-K filed on April 5, 2004, April 27, 2004, May 18, 2004, June 15, 2004, July 23, 2004, September 9, 2004 and October 7, 2004.

     (e) The description of the Subsequent Event Regarding Quezon Power contained in Amendment No. 1 to Form S-3 Registration Statement (registration number 333-117730) which was filed with the Commission on August 20, 2004, pursuant to Section 12 of the Exchange Act.

     (f) The description of the Company’s Common Stock contained in Amendment No. 1 to Form S-3 Registration Statement (registration number 333-117730) which was filed with the Commission on August 20, 2004, pursuant to Section 12 of the Exchange Act.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     The consolidated financial statements of Quezon Power, Inc. included in the Form 8-K/A incorporated by reference herein should be read in conjunction with the disclosure appearing on pages 24 and 25 of the prospectus contained in Amendment No. 1 to Form S-3 Registration Statement (registration number 333-117730) regarding developments during 2004 with respect to pre-existing contract disputes.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interest of Named Experts and Counsel.

     David S. Stone, a partner of Neal, Gerber & Eisenberg LLP, served until October 5, 2004 as the Secretary and Acting General Counsel of the Company and certain of its affiliates.

Item 6. Indemnification of Directors and Officers.

     Under Section 145 of Delaware General Corporation Law (“ DGCL”), a corporation has the authority to indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of such person’s service as a director of officer of the corporation, or such person’s service, at the corporation’s request, as a director, officer, employee or agent of another corporation or other enterprise, against amounts paid and expenses incurred in connection with the defense or settlement of such action, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. If such person has been judged liable to the corporation in any action or proceeding brought by or in the right of the corporation, however, indemnification is only permitted to the extent that the adjudicating court (or the court in which the action was brought) determines, despite the adjudication of liability, that such indemnification is proper.

     As permitted by Section 145 of DGCL, the restated certificate of incorporation and by-laws of Danielson authorize Danielson to indemnify any officer, director and employee of Danielson against amounts paid or expenses incurred in connection with any action, suit or proceeding (other than any such action by or in the right of the corporation) to which such person is or is threatened to be made a party as a result of such position if the Board of Directors or stockholders of, or independent legal counsel to, Danielson, in a written opinion, determine that indemnification is proper.

     We have agreed to indemnity and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG's consent to the incorporation by reference of its report on our past financial statements incorporated by reference in this registration statement.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

4.1	Specimen certificate representing Common Stock (incorporated by reference to the Company’s Registration Statement on Form 8-B, filed on August 3, 1992).

4.2	Danielson Holding Corporation Equity Award Plan for Employees and Officers.

4.3	Danielson Holding Corporation Equity Award Plan for Directors.

4.4	Form of Danielson Holding Corporation Stock Option Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed on October 7, 2004).

4.5	Form of Danielson Holding Corporation Restricted Stock Award Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed on October 7, 2004).

5.1	Opinion of Neal, Gerber & Eisenberg LLP.

23.1	Consent of Independent Registered Public Accounting Firm of Danielson Holding Corporation and Subsidiaries, dated October 6, 2004, by Ernst & Young LLP.

23.2	Consent of Independent Registered Public Accounting Firm of American Commercial Lines and Subsidiaries, dated October 6, 2004, by Ernst & Young LLP.

23.3	Consent of Independent Registered Public Accounting Firm of Covanta Energy Corporation and Subsidiaries, dated October 5, 2004, by Deloitte & Touche LLP.

23.4	Consent of Independent Auditors of Quezon Power, Inc. and Subsidiary, dated October 4, 2004, Sycip Gorres Velayo & Co., A Member Practice of Ernst & Young Global.

23.5	Consent of Independent Registered Public Accounting Firm of Danielson Holding Corporation and Subsidiaries dated October 5, 2004 by KPMG LLP.

23.6	Consent of Independent Registered Public Accounting Firm of American Commercial Lines, LLC, dated October 6, 2004, by PricewaterhouseCoopers LLP

23.7	Consent of Neal, Gerber & Eisenberg LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfield, State of New Jersey, on October 5, 2004.

DANIELSON HOLDING CORPORATION (Registrant)

By:	-s- Anthony J. Orlando

Anthony J. Orlando
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ANTHONY J. ORLANDO and CRAIG D. ABOLT, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this registration statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed on October 5, 2004 by the following persons in the capacities indicated:

Signature	Title
-s- William C. Pate	Chairman of the Board

William C. Pate

-s- Anthony J. Orlando	President and Chief Executive Officer
(Principal Executive Officer)
Anthony J. Orlando

-s- Craig D. Abolt	Senior Vice President and Chief Financial
Officer (Principal Financial and Accounting
Craig D. Abolt	Officer)

-s- David M. Barse	Director

David M. Barse

-s- Ronald J. Broglio	Director

Ronald J. Broglio

-s- Peter C.B. Bynoe	Director

Peter C.B. Bynoe

-s- Richard L. Huber	Director

Richard L. Huber

-s- Jean Smith	Director

Jean Smith

Signature	Title
-s- Joseph P. Sullivan	Director

Joseph P. Sullivan

-s- Clayton Yeutter	Director

Clayton Yeutter

EXHIBIT INDEX

4.2	Danielson Holding Corporation Equity Award Plan for Employees and Officers.

4.3	Danielson Holding Corporation Equity Award Plan for Directors.

5.1	Opinion of Neal, Gerber & Eisenberg LLP.

23.1	Consent of Independent Registered Public Accounting Firm of Danielson Holding Corporation and Subsidiaries, dated October 6, 2004, by Ernst & Young LLP.

23.2	Consent of Independent Registered Public Accounting Firm of American Commercial Lines and Subsidiaries, dated October 6, 2004, by Ernst & Young LLP.

23.3	Consent of Independent Registered Public Accounting Firm of Covanta Energy Corporation and Subsidiaries, dated October 5, 2004, by Deloitte & Touche LLP.

23.4	Consent of Independent Auditors of Quezon Power, Inc. and Subsidiary, dated October 4, 2004, Sycip Gorres Velayo & Co., A Member Practice of Ernst & Young Global.

23.5	Consent of Independent Registered Public Accounting Firm of Danielson Holding Corporation and Subsidiaries dated October 5, 2004 by KPMG LLP.

23.6	Consent of Independent Registered Public Accounting Firm of American Commercial Lines, LLC, dated October 6, 2004, by PricewaterhouseCoopers LLP